Exhibit 4.C

                        SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of July 28, 2003 is made by and among Parlex Corporation, a Massachusetts corporation, with headquarters located at One Parlex Place, Methuen, Massachusetts 01844 (the "Company"), and the investors named on the signature pages hereto, together with their permitted transferees (the "Investors").

      RECITALS:

      A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 under Regulation D.

      B. The Investors desire, upon the terms and conditions stated in this Agreement, to purchase the Company's 7.0% Convertible Notes, which are convertible into shares of the Company's Common Stock, for an aggregate purchase price of $6.0 million and to receive, in consideration for such purchase, Warrants to acquire additional shares of Common Stock.

      C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement under which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

      D. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 10 hereof.

      In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

                                  ARTICLE I
                   PURCHASE AND SALE OF CONVERTIBLE NOTES

      1.1 Purchase and Sale of Convertible Notes. At the Closing, subject to the terms of this Agreement and the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the Company will issue and sell to each Investor, and each Investor will (on a several and not a joint basis) purchase from the Company, Convertible Notes in the principal amount set forth beneath such Investor's name on the signature pages hereof substantially in the form of Exhibit A hereto (the "Convertible Note(s)". The Convertible Notes will bear annual interest (the "PIK Interest"), payable in shares of Common Stock (the "PIK Interest Shares"), at a fixed rate of 7% of the aggregate number of shares of Common Stock into which a Convertible Note is convertible. The PIK Interest will be payable quarterly in arrears. If the PIK Interest Shares are not then-covered by an effective registration statement, then each Investor, individually and not severally, may choose in its sole discretion to have the PIK Interest paid in PIK Interest Shares or cash, with the exception of the first interest payment payable hereunder, which shall in any event be payable in Common Stock.

      1.2 Payment. Each Investor will pay the principal amount for the Convertible Notes as is set forth beneath its name on the signature pages hereof, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, simultaneously with delivery by the Company to each Investor of (i) the Convertible Note(s) in the principal amount(s) so purchased by such Investor and (ii) Warrants in an amount determined in accordance with Section 1.4 hereof, and the Company will deliver such Convertible Notes and Warrants against delivery of the purchase price as described above.

      1.3 Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the Closing will take place at 10:00 a.m. Central Time on July 25, 2003, or at another date or time agreed upon by the parties to this Agreement (the "Closing Date"). The Closing will be held at the offices of Faegre & Benson LLP, or at such other place as the parties agree. Each party hereto covenants and agrees to use his or its best efforts to cause the Closing to be consummated on the Closing Date. Time is of the essence in this Agreement. If any date for providing a notice or obtaining consent or approval should fall on any day which is not a business day in Massachusetts then such date shall be extended to the next following business day.

      1.4 Warrants. In consideration of the purchase of the Convertible Notes by the Investors, upon the Closing the Company will issue Warrants to each Investor, substantially in the form of Exhibit B hereto (the "Warrants"), giving each Investor the right to acquire 400 shares of Common Stock for each 1,000 shares of Common Stock into which such Investor's Convertible Note(s) purchased by such Investor at the Closing is convertible for a period of four years after the date of Closing.

                                 ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF INVESTORS

      Each Investor represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Investor, that:

      2.1 Investment Purpose. The Investor is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

      2.2 Accredited Investor Status. The Investor has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities. The Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D and was not organized for the purpose of acquiring the Securities, and shall submit such further assurances of such status as may be reasonably required by the Company. The Investor's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment.

      2.3 Disclosure; Reliance on Exemptions. All of the information provided to the Company or its agents or representatives by the Investor concerning such Investor's suitability to invest in the Company and the representations and warranties of such Investor contained herein are complete, true and correct as of the date hereof. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

      2.4 Information. The Investor and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by the Investor or its advisors, if any. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and receive answers from the Company regarding the terms and conditions of the offering of the Convertible Notes and the business, properties, prospects and financial condition of the Company and the Investor is satisfied with the results of and has completed to its satisfaction said review and analysis. Neither such inquiries nor any other due diligence investigation conducted by Investor or any of its advisors or representatives modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Article III below. The Investor acknowledges and understands that its investment in the Securities involves a significant degree of risk, including the risks reflected in the SEC Documents.

      2.5 Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

      2.6  Transfer or Resale.  The Investor understands that:

            (a) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Investor may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act, (ii) the Investor has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (iii) the Securities are sold or transferred pursuant to Rule 144 (the provisions of which are known to the Investor), or (iv) the Securities are sold or transferred to an affiliate (as defined in Rule 144) of the Investor and (v) in this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act;

            (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the

      Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

            (c) except as set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

      2.7 Legends. The Investor understands that until (a) the Convertible Notes and the Warrants may be sold by the Investor under Rule 144(k) or (b) such time as the resale of the Securities have been registered under the Securities Act as contemplated by the Registration Rights Agreement, the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE "ACTS"). THE SECURITIES MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS COVERING THE TRANSACTION, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (3) THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

      The legend set forth above will be removed and the Company will issue a certificate without the legend to the holder of any certificate upon which it is stamped, in accordance with the terms of Article V hereof. Investor covenants that it shall not transfer any Securities in violation of any securities laws.

      2.8 Authorization; Enforcement; Consents; No Conflict. This Agreement and the Registration Rights Agreement and any related actions necessary in connection with the consummation of the transactions herein and therein contemplated have been duly and validly authorized, executed and delivered on behalf of the Investor and are the legal, valid and binding agreements of the Investor enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity. All consents, approvals, orders and authorizations required on the part of the Investor in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the date hereof. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of any provision of the charter or other organizational documents of the Investor.

      2.9 Residency. The Investor is a resident of the jurisdiction set forth immediately below such Investor's name on the signature pages hereto.

      2.10 Acknowledgements Regarding Placement Agent. The Investor acknowledges that Investec Inc. is acting as placement agent (the
"Placement Agent") for the Securities being offered hereby and will be compensated by the Company for acting in such capacity.

      2.11 Confidential Information. The Investor agrees and acknowledges that it is bound by the terms of a Non-Disclosure and Confidentiality Agreement previously executed by and between itself and the Company (the "NDA").

      2.12 Broker. The Investor has not retained or been represented by any broker or finder in connection with the transactions contemplated hereby.

      2.13 No Intent to Effect a Change of Control. The Investor has no present intent to change or influence the control of the Company within the meaning of Rule 13d-1 of the Exchange Act.

                                 ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company, and each of its Operating Subsidiaries represents and warrants to the Investors that:

      3.1 Organization and Qualification. Except as set forth on Schedule 3.1, the Company and its Operating Subsidiaries are duly incorporated, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease, use and operate their properties, if any, and to carry on their businesses as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

      3.2 Authorization; Enforcement. (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement, the Convertible Notes and the Warrants, to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof; (b) the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Convertible Notes and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Convertible Notes, and the issuance and reservation for issuance of the Conversion Shares and the PIK Interest Shares in accordance with the Company's Articles of

Organization, this Agreement and the Convertible Notes, and the Warrant Shares issuable in accordance with the terms of the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its shareholders is required; (c) this Agreement, the Registration Rights Agreement, the Convertible Notes and the Warrants have been duly executed by the Company; and (d) each of this Agreement, the Registration Rights Agreement, the Convertible Notes and the Warrants constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

      3.3 Capitalization. As of the present date, the authorized capital stock of the Company consists of (a) 30,000,000 shares of Common Stock, of which 6,312,216 shares are issued and outstanding; 1,308,193 shares are reserved for issuance under the Option Plans; 25,000 shares are reserved for issuance pursuant to that certain Warrant dated June 11, 2003 and issued to Silicon Valley Bank (the "SVB Warrant"); and no shares reserved for issuance pursuant to any other securities (other than securities issued under the foregoing Option Plans or the SVB Warrant); (b) 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are designated and none are issued and outstanding. All of such outstanding shares of capital stock have been duly authorized, validly issued, and are fully paid and nonassessable. No shares of capital stock of the Company, including the Conversion Shares, PIK Interest Shares and the Warrant Shares issuable pursuant to this Agreement, are subject to preemptive rights or any other similar rights of the other shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except for stock options granted under the Option Plans, the SVB Warrant and except for the transactions contemplated hereby, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company; (ii) there are no agreements or arrangements (other than the Registration Rights Agreement, and the registration rights agreement between the Company and Silicon Valley Bank with respect to the SVB Warrant) under which the Company is obligated to register the sale of any of its securities under the Securities Act; and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has furnished to each Investor true and correct copies of the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company's Articles of Organization, as amended, and the Company's By-laws, each as in effect on the date hereof, filed as exhibits to the Company's SEC Documents, are true and correct copies of each such document except as set forth in Schedule 3.3.

      3.4 Issuance of Securities. Each of the Convertible Notes and the Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, and will not be subject to preemptive rights or other similar rights of shareholders of the Company. The Conversion Shares, PIK Interest Shares and

Warrant Shares are duly authorized and reserved for issuance, and, when issued, delivered and paid for in connection with or upon conversion of the Convertible Notes and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances, and will not be subject to preemptive rights or other similar rights or shareholders of the Company.

      3.5 Outstanding Debt. The Company has no Indebtedness for Borrowed Money (as hereinafter defined) except as otherwise set forth in Schedule 3.5. The Company is not in default in the payment of the principal of or interest or premium on any such Indebtedness for Borrowed Money, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such Indebtedness for Borrowed Money which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

      3.6  No Conflicts; No Violation.

            (a) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Convertible Notes and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Convertible Notes, Conversion Shares, PIK Interest Shares, Warrants, and Warrant Shares) do not and will not (i) conflict with or result in a violation of any provision of the Articles of Organization or By-laws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company is a party, or
      (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

            (b) The Company is not in violation of its Articles of Organization, By-laws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

            (c) The Company is not conducting, and, so long as any Investor owns any of the Securities, will not conduct, its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.

            (d) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Convertible Notes, the Warrants or the Registration Rights Agreement, in each case in accordance with the terms hereof or thereof, or to issue and sell the Convertible Notes and Warrants in accordance with the terms hereof and to issue the Conversion Shares and PIK Interest Shares in connection with or upon conversion of the Convertible Notes and the Warrant Shares upon exercise of the Warrants. Except as set forth in
      Schedule 3.6, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the continued listing requirements of Nasdaq and does not reasonably anticipate that the Common Stock will be delisted by Nasdaq in the foreseeable future. The Company is unaware of any facts or circumstances which might give rise to the foregoing.

      3.7 SEC Documents, Financial Statements; Sarbanes-Oxley. Since June 30, 2000, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Investor, or each Investor has had access to, true and complete copies of the SEC Documents (including via EDGAR), except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to March 30, 2003, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to March 30, 2003 are not, in the aggregate, material to the financial condition or operating results of the Company. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective, and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions and has no reason to believe that it will not be so compliant upon such effectiveness. Without limiting the generality of the foregoing, the Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Section 302 and Section 906 of the Sarbanes-Oxley Act; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The representations and warranties herein contained are subject to Schedule 3.7.

      3.8 Absence of Certain Changes. Except as disclosed in the SEC Documents, since March 30, 2003, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company or, to the knowledge of the Company, any development that could reasonably be expected to have such a material adverse change within the six-month period following the date hereof.

      3.9 Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of its officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect. The Company is not aware of any facts or circumstances which would reasonably be expected to give rise to any such action or proceeding.

      3.10 Intellectual Property Rights. The Company owns or possesses the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated (and, to the best of the Company's knowledge, as presently contemplated to be operated in the future) (the "Intellectual Property"). There is no claim or action or proceeding pending or, to the Company's knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property. To the best of the Company's knowledge, the Company's current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

      3.11 No Materially Adverse Contracts, Etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future, individually or in the aggregate, to have a Material Adverse Effect. The Company is not a party to any contract or agreement which in the reasonable judgment of the Company's officers has or is expected to have a Material Adverse Effect.

      3.12 Tax Status. Except as set forth on Schedule 3.12, the Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company knows of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3.12, none of the Company's tax returns is presently being audited by any taxing authority.

      3.13 Certain Transactions. Except as disclosed in the SEC Documents and except for arm's-length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options, employment agreements or the ownership of other securities and rights disclosed in filings under the Exchange Act, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

      3.14 Environmental Laws. The Company (i) is in compliance with all applicable foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and
(iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing clauses, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

      3.15 Disclosure. All information relating to or concerning the Company set forth in this Agreement and provided to the Investors pursuant to Section 2.4 hereof and otherwise in connection with the transactions contemplated hereby contained no untrue statement of a material fact and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

      3.16  Acknowledgment Regarding Investors' Purchase of Securities.
The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm's-length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Investor's purchase of the Securities and has not been relied on by the Company in any way. The Company further represents to each Investor that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

      3.17 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq.

      3.18 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent, whose commissions and fees will be paid for by the Company.

      3.19 Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted except those the failure of which to possess would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since March 30, 2003, the Company has not received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would have a Material Adverse Effect.

      3.20 Title to Property. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company. Any real property and facilities held under lease by the

Company are held by it under valid and enforceable leases with such exceptions as would not have a Material Adverse Effect.

      3.21 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      3.22 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (e) financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles are reliable. Except as set forth on Schedule 3.22, the Chief Executive Officer and Chief Financial Officer of the Company have made all certifications required by the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, and the statements contained in any such certification are complete and correct; the Company maintains "disclosure controls and procedures" (as currently defined in Rule 13a-14(c) under the Exchange Act).

      3.23 Employment Matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the best of its knowledge, threatened against or involving the Company. No representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is currently pending under any expired or existing collective bargaining agreements of the Company. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

      3.24 Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

      3.25 No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

                                 ARTICLE IV
                                  COVENANTS

      4.1 Best Efforts. Each party will use its best efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Articles VI and VII of this Agreement.

      4.2 Form D; Blue Sky Laws. The Company will file a Notice of Sale of Securities on Form D with respect to the Securities, as required under Regulation D, and will provide a copy thereof to each Investor promptly after such filing. The Company will, on or before the Closing Date, take such action as it reasonably determines to be necessary to qualify the Securities for sale to the Investors under this Agreement under applicable securities (or "blue sky") laws of the states of the United States (or to obtain an exemption from such qualification), and will provide evidence of any such action so taken to the Investors on or prior to the date of the Closing. The Company will file with the SEC a Current Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby within the time period required by such form for the transactions contemplated hereby and will make any required notice filings with state securities law authorities on a timely basis.

      4.3 Reporting Status; Eligibility to Use Form S-3. The Company's Common Stock is registered under Section 12 of the Exchange Act. Throughout the Registration Period (as defined in the Registration Rights Agreement), the Company will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. Except as set forth on Schedule 4.3, the Company currently meets, and will take all reasonably necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3 (except with respect to the requirements set forth in Section I.B(1) and I.B(2) thereof).

      4.4 Use of Proceeds. The Company will use the proceeds from the sale of the Securities for certain business development, expansion, and acquisition purposes and will not otherwise, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other entity other than its Subsidiaries.

      4.5 Expenses. Upon the consummation of the sale of the Convertible Notes and Warrants anticipated by this Agreement or upon failure by the Company to consummate such sales, the Company will pay the reasonable out-of-pocket expenses incurred by the Investors in connection with the preparation of the legal documents for the transactions herein contemplated, as evidenced by copies of all bills relating to all expenses incurred, including without limitation reasonable attorneys' fees and out-of-pocket expenses, in connection with the transactions herein contemplated, up to an aggregate maximum amount of $50,000. The Company will also pay (a) all fees and expenses incurred by the Investors with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement or the agreements contemplated hereby after the Date of Closing with said fees and expenses not to exceed $2,500 per requested amendment/waiver by the Company, and (b) subject to the final sentence of Section 8.4 hereof, all fees and expenses incurred by the Investors with respect to the enforcement of the rights granted under this Agreement or the agreements contemplated hereby, but in no event shall the Company be obligated to pay more than $50,000 in the aggregate under both (a) and (b) above.

      4.6 Financial Information; Notice of Conversion Price and Events of Default. The financial statements of the Company will be prepared in accordance with United States generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company will send the following reports to each Investor until such Investor transfers, assigns, or sells all of the Securities owned by it: contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to its stockholders that is not electronically provided via the World Wide Web by the SEC.

      4.7 Listing. On or before the twentieth business day after the date of this Agreement, the Company will secure the listing of the Conversion Shares, PIK Interest Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Investor owns any of the Securities, will maintain such listing of all such Conversion Shares, PIK Interest Shares and Warrant Shares. The Company will use its best efforts to obtain and, so long as any Investor owns any of the Securities, maintain the listing and trading of its Common Stock on Nasdaq, the American Stock Exchange or the New York Stock Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. and such exchanges or automated quotation system, as applicable. The Company will promptly provide to each Investor copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on Nasdaq or other principal exchange or quotation system on which the Common Stock is listed or traded.

      4.8 Solvency; Corporate Existence; Compliance with Law. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair its ability to pay its debts from time to time incurred in connection therewith as such debts mature. The Company will maintain and cause each Operating Subsidiary to maintain its corporate existence in good standing. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, where the failure to comply with such would have a Material Adverse Effect.

      4.9 Insurance. The Company will maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by the Company.

      4.10 No Integration. The Company will not make any offers or sales of any security (other than the Securities) under circumstances that would cause the offering of Securities to be integrated with any other offering of securities by the Company (i) for the purpose of any shareholders approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the Securities Act.

      4.11 Reservation of Shares. The Company will at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for (i) issuance of the PIK Interest Shares, (ii) the full conversion of the outstanding Convertible Notes and issuance of the Conversion Shares in connection therewith (based on the Conversion Price (as defined in the Convertible Notes) of the Convertible Notes in effect from time to time), and (iii) the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith (based upon the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time). The Company will not reduce the number of shares of Common Stock reserved for issuance (i) of the PIK Interest Shares, (ii) upon conversion of the Convertible Notes, or (iii) upon exercise of the Warrants, without the consent of all the Investors. The Company will use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than 1,500,000 shares. If at any time during the term of this Agreement the number of shares of Common Stock authorized and reserved for issuance is below the number of PIK Interest Shares, Conversion Shares and Warrant Shares issued and issuable in connection with or upon conversion of the Convertible Notes and exercise of the Warrants (based on the Conversion Price of the Convertible Notes and Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4.11, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

      4.12 Sales by Investors. Each Investor will sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Investor will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

      4.13  Additional Equity Capital; Right of First Refusal.

            (a) Subject to the exceptions described below, the Company will not conduct any equity financing (including debt financing with an equity component) ("Future Offerings") during the period beginning on the Closing Date and ending 18 months following the Closing Date, unless it first delivers to each Investor, at least 30 days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing each Investor an option during the ten-day period following delivery of such notice to purchase its pro rata share of the securities being offered in the Future Offering ("Additional Securities") on the same terms as contemplated by such Future Offering (the limitations referred to in this Section 4.13(a) is referred to as the "Capital Raising Limitation"). In the event that the terms and conditions of a proposed Future Offering are amended in any material respect after delivery of the notice to the Investors concerning the proposed Future Offering, the Company will deliver a new notice to the Investors describing the amended terms and conditions of the proposed Future Offering and each Investor thereafter will have an option, during the ten-day period following delivery of such new notice, to purchase the Additional Securities on such amended terms. The foregoing sentence applies to successive amendments to the terms and conditions of any proposed Future Offering.

            (b) The Capital Raising Limitation does not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the Securities Act), or (ii) issuances of securities as consideration for a merger, acquisition, consolidation or purchase or sale of assets, sale or exchange of stock or in connection with any strategic investments, joint venture, manufacturing, marketing or distribution arrangement, technology transfer or development arrangement, or other similar commercial relationship (the primary purpose of which is not to raise equity capital). The Capital Raising Limitation also does not apply to (x) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof including the SVB Warrant or upon exercise or conversion of or in connection with the Convertible Notes or the Warrants, or (y) the grant of additional options or warrants, or the issuance of additional securities pursuant to such additional options or warrants, under any Company stock option or restricted stock plan or agreement.

            (c) An Investor's "pro rata share" is the number of shares of Additional Securities (rounded to the nearest whole share or dollar amount) as is equal to the product of (a)(i) the number of shares of Common Stock issuable upon the conversion of the Convertible Notes and Warrants held by such Investor immediately prior to the issuance of the Additional Securities being offered plus any shares of Common Stock held by such Investor, divided by (ii) the total number of shares of Common Stock issuable upon conversion of all outstanding options, warrants and other convertible securities by the Company immediately prior to the issuance of the Additional Securities, multiplied by (b) the entire offering of Additional Securities.

      4.14 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2.6 hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

      4.15  Disclosure of Transactions and Other Material Information.
From and after the filing of the Company's Form 10-Q for the quarter ending September 30, 2003 with the SEC, to the best of its knowledge, SF Capital, one of the Investors, shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers or directors that is not disclosed. The Company shall not, and shall cause each Subsidiary and each of its respective officers, directors, employees and agents, not to, provide any Investor with any material nonpublic information regarding the Company or any Subsidiary from and after the Closing Date without the express written consent of such Investor. In the event of a breach of the foregoing covenant by the Company, any Subsidiary, or its each of respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, an Investor shall have the right to demand that the Company make a public disclosure, and if the Company fails to do so within five business days, the Investor may make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, each Subsidiary, or each of its respective officers, directors, employees or agents. In such event, such Investor shall provide a copy of such public disclosure to the Company at or prior to the dissemination of such disclosure to the public. No Investor shall have any liability to the Company, any Subsidiary, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure unless such Investor acts with negligence or willful misconduct. Subject to the foregoing, neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the prior approval of the other party; which approval shall not be unreasonably withheld or delayed, provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in a Current Report on Form 8-K in compliance with the requirements of the Exchange Act, and (ii) as may otherwise be required by applicable law and regulations, including the applicable rules and regulations of the Nasdaq (provided that in the case of clause (i) each Investor shall be provided a copy of any proposed press release to be issued by the Company at least one day prior to its release).

                                  ARTICLE V
               TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

      5.1 Issuance of Certificates. The Company will instruct its transfer agent to issue certificates, registered in the name of each Investor or its nominee, for Conversion Shares, PIK Interest Shares and Warrant Shares in such amounts as specified from time to time by each Investor to the Company issuable in connection with or upon conversion of the Convertible Notes or exercise of the Warrants in accordance with their terms. All such certificates will bear the restrictive legend described in
Section 2.7, except as otherwise specified in this Article V. In addition, the Company will issue irrevocable Transfer Agent Instructions to the transfer agent in the form of Exhibit D hereto. The Company will not give to its transfer agent any instruction other than as described in this
Article V and stop transfer instructions to give effect to Section 2.7 hereof (prior to registration of the Conversion Shares, PIK Interest Shares and Warrant Shares under the Securities Act). Nothing in this Section 5.1 will affect in any way the Investors' obligations and agreement set forth in Section 2.7 hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Conversion Shares, PIK Interest Shares and Warrant Shares.

      5.2 Unrestricted Securities. If, unless otherwise required by applicable state securities laws, (a) the Securities represented by a certificate have been registered under an effective registration statement filed under the Securities Act, (b) a holder of Securities provides the Company and the Transfer Agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to counsel for the Company, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer, (c) such holder provides the Company and the Transfer Agent with reasonable assurances that such Securities can be sold under Rule 144, or
(d) the Securities represented by a certificate can be sold without restriction as to the number of securities sold under Rule 144(k), the Company will permit the transfer of the Conversion Shares, PIK Interest Shares or Warrant Shares, and the Transfer Agent will issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such holder. Notwithstanding anything herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; provided that such pledge will not alter the provisions of this Article V with respect to the removal of restrictive legends.

      5.3 Enforcement of Provision. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that each Investor will be entitled, in addition to all other available remedies, to an injunction restraining any breach.

                                 ARTICLE VI
               CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

      The obligation of the Company to issue and sell the Convertible Notes to each Investor at the Closing is subject to the satisfaction by such Investor, on or before the Closing Date, of each of the following conditions. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

      6.1 The Investor will have executed this Agreement and the Registration Rights Agreement and will have delivered those agreements to the Company.

      6.2 The Investor will have delivered the purchase price for the Convertible Notes to the Company in accordance with this Agreement.

      6.3 The representations and warranties of the Investor must be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and the Investor will have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Investor at or prior to the Closing.

      6.4 No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

      6.5 Each Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Investors on or prior to the Closing Date.

      6.6 No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

      6.7 The consent of the Company's lender, Silicon Valley Bank, shall have been obtained as required pursuant to the Company's Loan Agreement with such bank. In connection therewith, the Company shall exert all commercially reasonable best efforts to obtain such consent.

      6.8 All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                                 ARTICLE VII
             CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE

      The obligation of each Investor hereunder to purchase the Convertible Notes from the Company at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions. These conditions are for each Investor's respective benefit and may be waived by any Investor at any time in its sole discretion:

      7.1 The Company will have executed this Agreement and the Registration Rights Agreement and each such Agreement will have been delivered the Investor.

      7.2 The Company will have delivered to the Investors duly executed Convertible Notes and duly executed Warrants in the amounts specified in Sections 1.1 and 1.4 hereof.

      7.3 The representations and warranties of the Company must be true and correct in all material respects as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date) and the Company must have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing. The Investor must have received a certificate or certificates dated as of the Closing Date and executed by the Chief Executive Officer or the Chief Financial Officer of the Company certifying as to the matters in contained in this Section
7.3 and Section 7.8 and as to such other matters as may be reasonably requested by such Investor, including, but not limited to, the Company's Articles of Organization, By-laws, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who may execute on behalf of the Company any document delivered at the Closing.

      7.4 No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

      7.5 Trading and listing of the Common Stock on the Nasdaq must not have been suspended by the SEC or the Nasdaq, nor has Nasdaq notified the Company of any failure of the Company to meet any of the continued listing standards.

      7.6 The Investors will have received an opinion of the Company's counsel, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E.

      7.7 The Irrevocable Transfer Agent Instructions, in form and substance substantially like the form attached hereto as Exhibit D and will have been delivered to the Company's transfer agent and acknowledged in writing by such transfer agent.

      7.8 There shall exist at the time of Closing no condition or event which would constitute an Event of Default (as hereinafter defined) or which, after notice or lapse of time or both, would constitute an Event of Default.

      7.9 The Company shall have received at least $6.0 million in proceeds hereunder.

                                ARTICLE VIII
                                   DEFAULT

      8.1 Events of Default. Each of the following events shall be an event of default (an "Event of Default") for purposes of this Agreement:

            (a) if default shall be made in the due and punctual payment of PIK Interest on the Convertible Notes, and such default shall have continued for a period of 15 days after written notice thereof to the Company by the holder of any of the Convertible Notes; or

            (b) if default shall be made in the due and punctual payment of any installment of the principal of the Convertible Notes and such default shall have continued for a period of 15 days after written notice thereof to the Company by the holder of any of the Convertible Notes; or

            (c) if the Company shall default in any other manner with respect to any of its obligations under the Convertible Notes, including without limitation obligations to repurchase the Convertible Notes under certain circumstances or issue Common Stock upon conversion of any Convertible Note, and such default shall have continued for a period of 15 days after written notice thereof to the Company by the holder of any of the Convertible Notes; or

            (d) if the Company shall default in any of its obligations under the Registration Rights Agreement, including without limitation a default in filing promptly any registration statement required by the Registration Rights Agreement as to which Investor has given Company written notice (the "First Notice"), that is not cured within fifteen
      (15) days from the First Notice; or

            (e) if the Company shall default in any of its obligations under the Warrants, including without limitation failing to issue Common Stock upon exercise of any Warrant, and such default shall have continued for a period of 15 days after written notice thereof to the Company by the holder of any of the Convertible Notes; or

            (f) if the Company or any Subsidiary becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or the Company or any Subsidiary applies for or consents to the appointment of a trustee or receiver for the Company or any Subsidiary, or for the major part of the property of either; or

            (g) if a trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and the order of such appointment is not discharged, vacated or stayed within 60 days after such appointment; or

            (h) if any final judgment, writ or warrant of attachment or of any similar process in an amount in excess of $400,000 shall be entered or filed against the Company or any Subsidiary or against any of the property or assets of either and after expiration of final appeal rights remains unpaid, unvacated, unbonded or unstayed for a period of 60 days; or

            (i) if an order for relief shall be entered in any federal bankruptcy proceeding in which the Company or any Subsidiary is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or, if contested by the Company or the Subsidiary, are not dismissed by the adverse parties or by an order, decree or judgment within 90 days after such institution; or

            (j) if the Company or any Subsidiary shall default in any material respect in the due and punctual performance of any payment obligation in any note (including without limitation any of the Convertible Notes), bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument evidencing or related to Indebtedness for Borrowed Money, and such default shall continue for more than the period of notice and/or grace, if any, therein specified and shall not have been waived; or

            (k) (A) if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of the Closing Date, or (B) if any report, certificate, financial statement or financial schedule or other instrument prepared or purported to be prepared by the Company or any officer of the Company furnished or delivered under or pursuant to this Agreement after the Closing Date shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered; or

            (l) if default shall be made in the due and punctual performance or observance of any other material term contained in this Agreement, and such default shall have continued for a period of 15 days after written notice thereof to the Company by the holder of any Convertible Note.

      8.2 Remedies Upon Events of Default. For so long as any Convertible Note or any Warrant remains outstanding, upon the occurrence of an Event of Default as herein defined and after the expiration of any applicable notice and cure period, and so long as such Event of Default continues unremedied, then, each holder of any Securities shall be entitled by notice to declare the principal of and any accrued PIK Interest on the Convertible Notes, to be immediately due and payable, and thereupon the Convertible Notes, including both principal and PIK Interest shall become immediately due and payable; provided, however, that when any Event of Default described in Section 8.1(i) hereof has occurred, the Convertible Notes shall immediately become due and payable without presentment, demand or notice of any kind.

      8.3 Notice of Defaults. When, to its knowledge, any Event of Default has occurred or exists, the Company agrees to give written notice within five business days of such Event of Default to the holders of all outstanding Securities. If the holder of any Securities shall give any notice or take any other actions in respect of a claimed Event of Default, the Company will forthwith give written notice thereof to all other holders of Securities at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

      8.4 Suits for Enforcement. In case any one or more Events of Default shall have occurred and be continuing, unless such Events of Default shall have been waived in the manner provided in Section 8.2 hereof, and after the expiration of any applicable notice and cure period, any holder of the Securities may proceed to protect and enforce its rights under this Article VIII by suit in equity or action at law. It is agreed that in the event of such action such holders of Securities shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals. Notwithstanding the foregoing, in the event litigation is commenced by or against the holders of Securities in connection with a dispute arising between the parties, such holders shall be entitled to receive all reasonable fees, costs and expenses as set forth above if, and only if, final judgment is rendered in their favor in such proceeding.

      8.5 Remedies Cumulative. No right, power or remedy conferred upon any holder of Securities shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

      8.6 Remedies not Waived. No course of dealing between the Company and any Investor or the holder of any Securities, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section 8.6 shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

                                 ARTICLE IX
                               INDEMNIFICATION

      9.1 Indemnification by the Company. In consideration of each Investor's execution and delivery of this Agreement and its acquisition of the Securities hereunder, and in addition to all of the Company's other obligations under this Agreement, the Registration Rights Agreement, the Warrants and the Convertible Notes, the Company will defend, protect, indemnify and hold harmless each Investor and each other holder of the Securities and all of their shareholders, officers, directors, employees, advisors and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by an Investor Indemnitee as a result of, or arising out of, or relating to
(a) any breach of any representation or warranty made by the Company herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein or in any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement, the Registration Rights Agreement, the Warrants or the Convertible Notes by the Company, (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (e) the status of such Investor or holder of the Securities as an investor in the Company to the extent such status arises solely from actions or inaction by the Company in violation of law. To the extent that the foregoing undertaking by the Company is unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Notwithstanding the foregoing, this
Section 9.1 shall not subject the Company to liability in any such case to the extent that any such Indemnified Liabilities arises out of or is based solely upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Investor for use therein, or (ii) the failure of an Investor to comply with the requirements of the Securities Act or any state securities laws, which failure is not caused by the negligence or willful misconduct of the Company.

      9.2 Indemnification by the Investor. Each Investor, severally and not jointly, will defend, protect, indemnify and hold harmless the Company all of its shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by a Company Indemnitee solely as a result of, or arising solely out of, or relating solely to (a) any breach of any representation or warranty made by such Investor herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Investor contained herein or in any other certificate, instrument or document contemplated hereby or thereby, or (c) the failure of an Investor to comply with the requirements of the Securities Act or any state securities laws, which failure is not caused by the negligence or willful misconduct of the Company.

                                  ARTICLE X
                                 DEFINITIONS

      10.1 "Closing" means the closing of the purchase and sale of the Convertible Notes under this Agreement.

      10.2  "Closing Date" has the meaning set forth in Section 1.3.

      10.3 "Common Stock" means the common stock, par value $.10 per share, of the Company.

      10.4 "Company" means Parlex Corporation, a Massachusetts corporation.

      10.5  "Company Indemnitees" has the meaning set forth in Section 9.2.

      10.6 "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Convertible Notes or otherwise under Section 2.3 of the Registration Rights Agreement.

      10.7 "Convertible Notes" means the 7% Convertible Notes issuable pursuant to this Agreement, in the form attached hereto as Exhibit A and all notes of the Company issued in exchange or substitution therefor.

      10.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

      10.9 "Indebtedness for Borrowed Money" shall include only (i) indebtedness of the Company and its Subsidiaries incurred as the result of a direct borrowing of money, and (ii) guarantees by the Company and its Subsidiaries of indebtedness of third parties, and shall not include any other indebtedness including, but not limited to, indebtedness incurred with respect to trade accounts, equipment leases, and intercompany loans.

      10.10  "Indemnified Liabilities" has the meaning set forth in Section
9.1.

      10.11  "Investor Indemnitees" has the meaning set forth in Section
9.1.

      10.12 "Investors" means the investors whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

      10.13  "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, assets or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under the agreements or instruments to be entered into or filed in connection herewith or (c) the Securities.

      10.14  "Nasdaq" means the Nasdaq National Market.

      10.15  "NDA" has the meaning set forth in Section 2.11.

      10.16 "Operating Subsidiaries" shall mean and refer to Parlex Dynaflex Corporation, a California corporation, and Poly-Flex Circuits, Inc., a Rhode Island corporation.

      10.17 "Option Plans" means the Company's (i) 1989 Outside Directors' Stock Option Plan, (ii) 1989 Employees' Stock Option Plan, (iii) 1996 Outside Directors' Stock Option Plan, and (iv) 2001 Employees' Stock Option Plan.

      10.18  "PIK Interest" has the meaning set forth in Section 1.1.

      10.19  "PIK Interest Shares" has the meaning set forth in Section
1.1.

      10.20 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement and among the parties to this Agreement, in the form attached hereto as Exhibit C

      10.21 "Regulation D" means Regulation D as promulgated by the SEC under the Securities Act.

      10.22 "Rule 144" and "Rule 144(k)" mean Rule 144 and Rule 144(k), respectively, promulgated under the Securities Act, or any successor rule.

      10.23  "SEC" means the United States Securities and Exchange
Commission.

      10.24  "SEC Documents" has the meaning set forth in Section 3.7.

      10.25 "Securities" means the Convertible Notes, Conversion Shares, PIK Interest Shares, Warrants and Warrant Shares.

      10.26 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

      10.27 "Subsidiaries" means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, as set forth on Schedule 10.27.

      10.28  "SVB Warrant" has the meaning set forth in Section 3.3.

      10.29  "Transaction Documents" shall have the meaning set forth in
Section 11.19.

      10.30 "Warrant Shares" means the shares of Common Stock issuable upon the exercise (or otherwise) of the Warrants.

      10.31 "Warrants" means the stock purchase warrants of the Company, in the form attached hereto as Exhibit B, to acquire shares of Common Stock.

                                 ARTICLE XI
                        GOVERNING LAW; MISCELLANEOUS

      11.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of laws. The parties hereto hereby submit to the jurisdiction of the United States federal and state courts located in the Commonwealth of Massachusetts with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

      11.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      11.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

      11.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

      11.5 Entire Agreement. This Agreement, the Registration Rights Agreement, the NDA, the Convertible Notes and the Warrants (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.
There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      11.6 Consents; Waivers and Amendments. Except as otherwise specifically provided herein, in each case in which approval of the Investors is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of each Investor.

      11.7 Changes, Waivers, etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 11.6 hereof.

      11.8 Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

      If to the Company:               Parlex Corporation
                                       One Parlex Place
                                       Methuen, Massachusetts 01844
                                       Attn: Chief Financial Officer
                                       Facsimile: (978) 685-7867

      With a copy to:                  Edward D. Kutchin, Esq.
                                       Kutchin & Rufo, P.C.
                                       175 Federal Street
                                       Boston, MA 02110
                                       Facsimile:  (617) 542-3001

      If to an Investor, to the address set forth immediately below such Investor's name on the signature pages hereto.

      Each party will provide written notice to the other parties of any change in its address.

      11.9 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, and no Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, an Investor may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision does not limit the Investor's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Investor's rights hereunder to any such transferee pursuant to the terms of this Agreement.

      11.10 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      11.11 Survival. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties contained herein shall survive the execution and delivery of this Agreement. All statements contained in any certificate, instrument or other writing delivered pursuant hereto or in connection with or contemplation of the transactions herein contemplated (other than legal opinions) shall constitute representations and warranties by the party delivering such certificate, instrument or other writing.

      11.12 Publicity. The Company and each Investor have the right to review, a reasonable period of time before issuance thereof, any press releases, or relevant portions of any SEC or Nasdaq filings or any other public statements, with respect to the transactions contemplated under this Agreement. However, the Company may make any press release or SEC or Nasdaq filings with respect to such transactions as are required by applicable law and regulations (including NASD requirements) without the prior approval of the Investors (although the Company will make reasonable efforts to consult with the Investors in connection with any such press release prior to its release and filing).

      11.13 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      11.14 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      11.15 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      11.16. Termination of Certain Covenants. The obligations of the Company under Sections 4.13 and 8.1(a) through (c) and (l) hereof, shall, notwithstanding any provisions hereof apparently to the contrary, terminate and be of no further force or effect from and after the date on which (i) no Convertible Notes remain outstanding and/or (ii) with respect to any Investor, when such Investor ceases to hold Common Stock issuable upon conversion or exercise of Convertible Notes and Warrants in an amount equal to less than 20% of such shares originally issuable to such

Investor upon such conversion or exercise (subject to adjustment for stock splits, share dividends and the like).

      11.17 Finder's Fee. Except as otherwise set forth in Section 2.10 hereof, each party represents that it neither is, nor will be, obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

      11.18 Heartland Value Fund. The Company understands and acknowledges that Heartland Group, Inc. is entering into this Agreement solely on behalf of the Heartland Value Fund and that any claims that the Company may have against Heartland Group, Inc. under this Agreement or otherwise in connection with the transactions contemplated hereby shall only be made against the assets of the Heartland Value Fund, provided, however, that the foregoing shall be of no force or effect in the event of the distribution of all of the assets of, or dissolution, winding up or other termination of, the Heartland Value Fund.

      11.19 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any of the Convertible Note, Warrant, Registration Rights Agreement or this Agreement (collectively, the "Transaction Documents") are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

      11.20 Restrictions Upon Issuances of Securities. Unless Shareholder Approval has been obtained, the Company shall not make any issuance whatsoever of any security (whether Common Stock, Preferred Stock or other convertible instruments) that would result in an adjustment of the Initial Conversion Price under the Convertible Note(s) (other than pursuant to Section 3(ii) of the Convertible Note(s)) or the Initial Exercise Price under the Warrant(s). For purposes of this Section 11.20, "Shareholder Approval" shall have the meaning set forth in the Convertible Note(s) or Warrant(s), as the case may be.

      IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                       COMPANY:

                                       PARLEX CORPORATION


                                       By: /s/ Peter J. Murphy
                                           --------------------------------
                                           Peter J. Murphy
                                           Chief Executive Officer & President



                     [Signatures continued on next page]

                                       INVESTOR:



                                       Tate Capital Partners Fund, LLC
                                       By Tate Capital Partners, LLC
                                       Its Managing Member
                                       By Tate Capital Management, LLC
                                       Its Managing Member


                                       By: /s/ Kurtis J. Winters
                                           --------------------------------
                                           Kurtis J. Winters
                                           Managing Member


Aggregate Principal Amount:  $400,000

ADDRESS:

      Tate Capital Partners Fund, LLC
      3600 Minnesota Drive, Suite 525
      Minneapolis, MN 55435

      (any notice hereunder to this Investor shall include a copy to):

      Faegre & Benson LLP
      2200 Wells Fargo Center
      90 South Seventh Street
      Minneapolis, Minnesota 55402
      Attn: Mark Sides, Esq.



                     [Signatures continued on next page]

                                       INVESTOR:

                                       SF CAPITAL PARTNERS LTD.


                                       By: /s/ Brian H. Davidson
                                           --------------------------------
                                           Brian H. Davidson
                                           Partner


Aggregate Principal Amount:  $2,600,000

ADDRESS:

      SF Capital Partners LTD
      c/o Staro Asset Management. LLC
      3600 South Lake Drive
      St. Francis, Wisconsin 53235



                     [Signatures continued on next page]

                                       INVESTOR:

                                       MIDSUMMER INVESTMENT, LTD.


                                       By: /s/ Michel A. Amsalem
                                           --------------------------------
                                           Michel A. Amsalem
                                           Director


Aggregate Principal Amount:  $1,000,000


ADDRESS:

      Midsummer Investment, Ltd.
      c/o Midsummer Capital, LLC
      485 Madison Avenue, 23rd Floor
      New York, NY 10022



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                                       INVESTOR:

                                       ISLANDIA L.P.


                                       By: /s/ Richard O. Berner
                                           --------------------------------
                                           Richard O. Berner
                                           Partner


Aggregate Principal Amount:  $500,000


ADDRESS:

      Islandia L.P.
      c/o John Lang, Inc.
      485 Madison Avenue, 23rd Floor
      New York, NY 10022



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


                                       INVESTOR:

                                       HEARTLAND GROUP, INC.
                                       (Solely on behalf of Heartland Value
                                         Fund)


                                       By: /s/ Paul T. Beste
                                           --------------------------------
                                           Name: Paul T. Beste
                                           Its: Vice President


Aggregate Principal Amount:  $1,500,000


ADDRESS:

      789 N. Water Street
      Milwaukee, WI 53202


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